                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): JULY 3, 2007

                            TECUMSEH PRODUCTS COMPANY
             (Exact name of registrant as specified in its charter)

          MICHIGAN                        0-452                  38-1093240
(State or other jurisdiction           (Commission             (IRS Employer
      of incorporation)               File Number)          Identification No.)

        100 EAST PATTERSON STREET
           TECUMSEH, MICHIGAN                                            49286
(Address of principal executive offices)                              (Zip Code)

       Registrant's telephone number, including area code: (517) 423-8411

                                (NOT APPLICABLE)
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 3, 2007, we signed an agreement with Regal Beloit Corporation to sell to Regal Beloit the majority of our Electrical Components business operations for $220 million in cash, subject to customary adjustments at closing. The operations to be sold, principally composed of the Residential & Commercial Motors and Asia Pacific divisions of our Fasco business unit, accounted for about 70% of Electrical Components sales in 2006. Completion of the transaction is subject to regulatory approval by the Federal Trade Commission and other customary closing conditions.

ITEM 7.01 REGULATION FD DISCLOSURE.

On July 3, 2007, we issued a press release announcing the agreement described in
Item 1.01. We are furnishing a copy as an exhibit to this report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

     The following exhibit is furnished with this report:

Exhibit No.   Description
-----------   -----------
99.1          Press release issued July 3, 2007

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        TECUMSEH PRODUCTS COMPANY


Date: July 10, 2007                     By /s/ James S. Nicholson
                                           -------------------------------------
                                           James S. Nicholson
                                           Vice President, Treasurer and Chief
                                           Financial Officer

NOTE: The information in Item 7.01 of this report and the related exhibit is not to be deemed "filed" for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section unless the registrant specifically incorporates it by reference into a filing under the Securities Act or the Exchange Act.

                                  EXHIBIT INDEX

Exhibit No.   Description
-----------   -----------
99.1          Press release issued July 3, 2007


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